Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial information for Chicago Bridge & Iron Company N.V. (“CB&I”). The pro forma statement of operations for the nine months ended September 30, 2015 and year ended December 31, 2014, give effect to the disposition of CB&I's business of engineering, construction, procurement, management, design, supply, installation, start-up and testing of nuclear-fueled facilities, including the V.C. Summer project in South Carolina and the Vogtle project in Georgia (collectively, “Nuclear Projects”), as well as CB&I’s nuclear integrated services business (collectively, “Nuclear Operations”), as if it occurred on January 1, 2014, while the pro forma consolidated balance sheet as of September 30, 2015 gives effect to the disposition of CB&I's Nuclear Operations as if it occurred on September 30, 2015.
The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the disposition of the Nuclear Operations; (2) factually supportable; and (3) with respect to the pro forma statements of operations, expected to have a continuing impact.
The summary unaudited pro forma financial statements have been presented for illustrative purposes only and are based on assumptions and estimates considered appropriate by CB&I management; however, they are not necessarily indicative of what CB&I’s consolidated financial position or results of operations actually would have been had the transaction been completed as of the dates noted above, and does not purport to represent CB&I’s consolidated financial position or results of operations for future periods. The above should be read together with the historical financial statements, including the related notes thereto, included in CB&I’s Annual Report on Form 10-K for the year ended December 31, 2014, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015.

CHICAGO BRIDGE & IRON COMPANY N.V.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2015
(In thousands)

Assets	CB&I Historical	Pro Forma Adjustments		CB&I Pro Forma
Cash and cash equivalents	$423,900	$—		$423,900
Accounts receivable, net	1,328,811	—		1,328,811
Inventory	296,668	—		296,668
Costs and estimated earnings in excess of billings	662,344	—		662,344
Deferred income taxes	704,159	—		704,159
Assets held for sale	886,429	(886,429)	(a)	—
Other current assets	481,536	—		481,536
Total current assets	4,783,847	(886,429)		3,897,418
Equity investments	130,151	—		130,151
Property and equipment, net	604,196	—		604,196
Goodwill	3,722,344	—		3,722,344
Other intangibles, net	423,830	—		423,830
Deferred income taxes	69,091	—		69,091
Other non-current assets	175,844	143,000	(a)	318,844
Total assets	$9,909,303	$(743,429)		$9,165,874
Liabilities
Revolving facility and other short-term borrowings	$503,000	$—		$503,000
Current maturities of long-term debt	143,646	—		143,646
Accounts payable	1,019,166	—		1,019,166
Billings in excess of costs and estimated earnings	1,828,998	—		1,828,998
Deferred income taxes	4,674	—		4,674
Liabilities held for sale	755,429	(755,429)	(a)	—
Other current liabilities	942,020	12,000	(a)	954,020
Total current liabilities	5,196,933	(743,429)		4,453,504
Long-term debt	1,872,030	—		1,872,030
Deferred income taxes	169,934	—		169,934
Other non-current liabilities	428,404	—		428,404
Total liabilities	7,667,301	(743,429)		6,923,872
Shareholders’ Equity
Common stock	1,288	—		1,288
Additional paid-in capital	797,664	—		797,664
Retained earnings	1,785,540	—		1,785,540
Treasury stock, at cost	(196,626)	—		(196,626)
Accumulated other comprehensive loss	(307,348)	—		(307,348)
Total CB&I shareholders’ equity	2,080,518	—		2,080,518
Noncontrolling interests	161,484	—		161,484
Total shareholders’ equity	2,242,002	—		2,242,002
Total liabilities and shareholders’ equity	$9,909,303	$(743,429)		$9,165,874
The accompanying Notes are an integral part of these Unaudited Pro Forma Condensed Consolidated Financial Statements.

CHICAGO BRIDGE & IRON COMPANY N.V.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2015
(In thousands, except per share data)

	CB&I Historical	Pro Forma Adjustments		CB&I Pro Forma
Revenue	$9,654,540	$(1,555,508)	(b)	$8,099,032
Cost of revenue	8,523,529	(1,373,093)	(b)	7,150,436
Gross profit	1,131,011	(182,415)		948,596
Selling and administrative expense	287,926	(10,800)	(b)	277,126
Intangibles amortization	45,542	(8,500)	(c)	37,042
Equity earnings	(5,750)	—		(5,750)
Goodwill impairment	453,100	(453,100)	(d)	—
Loss on assets held for sale and intangible assets impairment	707,380	(707,380)	(e)	—
Other operating expense, net	1,870	—		1,870
(Loss) income from operations	(359,057)	997,365		638,308
Interest expense	(68,425)	—		(68,425)
Interest income	6,290	—		6,290
(Loss) income before taxes	(421,192)	997,365		576,173
Income tax benefit (expense)	38,275	(192,635)	(f)	(154,360)
Net (loss) income	(382,917)	804,730		421,813
Less: Net income attributable to noncontrolling interests	(55,773)	—		(55,773)
Net (loss) income attributable to CB&I	$(438,690)	$804,730		$366,040

Net (loss) income attributable to CB&I per share:
Basic	$(4.08)	$7.49		$3.41
Diluted	$(4.08)	$7.46		$3.38
Weighted average shares outstanding:
Basic	107,440	—		107,440
Diluted	107,440	878	(g)	108,318
The accompanying Notes are an integral part of these Unaudited Pro Forma Condensed Consolidated Financial Statements.

CHICAGO BRIDGE & IRON COMPANY N.V.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2014
(In thousands, except per share data)

	CB&I Historical	Pro Forma Adjustments		CB&I Pro Forma
Revenue	$12,974,930	$(1,841,018)	(b)	$11,133,912
Cost of revenue	11,508,521	(1,662,818)	(b)	9,845,703
Gross profit	1,466,409	(178,200)		1,288,209
Selling and administrative expense	405,208	(15,000)	(b)	390,208
Intangibles amortization	66,506	(11,400)	(c)	55,106
Equity earnings	(25,225)	—		(25,225)
Other operating income, net	(2,373)	—		(2,373)
Integration related costs	39,685	—		39,685
Income from operations	982,608	(151,800)		830,808
Interest expense	(83,590)	—		(83,590)
Interest income	8,524	—		8,524
Income before taxes	907,542	(151,800)		755,742
Income tax expense	(271,417)	59,202	(f)	(212,215)
Net income	636,125	(92,598)		543,527
Less: Net income attributable to noncontrolling interests	(92,518)	—		(92,518)
Net income attributable to CB&I	$543,607	$(92,598)		$451,009

Net income attributable to CB&I per share:
Basic	$5.03	$(0.86)		$4.17
Diluted	$4.98	$(0.85)		$4.13
Weighted average shares outstanding:
Basic	108,047	—		108,047
Diluted	109,122	—		109,122
The accompanying Notes are an integral part of these Unaudited Pro Forma Condensed Consolidated Financial Statements.

CHICAGO BRIDGE & IRON COMPANY N.V.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ and share values in thousands, except per share data)
(Unaudited)

1. BASIS OF PRO FORMA PRESENTATION
Transaction Summary—On October 27, 2015, CB&I entered into an agreement (the “Agreement”) with Westinghouse Electric Company LLC (“WEC”), among others, in which WEC agreed to acquire CB&I's Nuclear Operations. CB&I's Nuclear Operations are included within its Engineering and Construction operating group. On December 31, 2015, CB&I completed the disposition of its Nuclear Operations for estimated transaction consideration of approximately $161,000, which will be received upon WEC’s substantial completion of the Nuclear Projects. The present value of the estimated consideration is approximately $143,000 (the “Sales Proceeds”).
During the nine months ended September 30, 2015, CB&I recorded a pre-tax charge of approximately $1,160,500 (approximately $904,200 after tax) related to the impairment of goodwill (approximately $453,100), intangible assets (approximately $79,100) and a loss on assets held for sale (approximately $628,300) resulting from the disposition of its Nuclear Operations. The net tax benefit (approximately $256,300) on the charge reflected the non-deductibility of the goodwill impairment.
Overview—The unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial information for CB&I. The pro forma statement of operations for the nine months ended September 30, 2015 and year ended December 31, 2014, give effect to the disposition of CB&I's Nuclear Operations as if it occurred on January 1, 2014, while the pro forma consolidated balance sheet as of September 30, 2015 gives effect to the disposition of CB&I's Nuclear Operations as if it occurred on September 30, 2015.
The historical condensed consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the disposition of the Nuclear Operations; (2) factually supportable; and (3) with respect to the pro forma statements of operations, expected to have a continuing impact.
The summary unaudited pro forma financial statements have been presented for illustrative purposes only and are based on assumptions and estimates considered appropriate by CB&I management; however, they are not necessarily indicative of what CB&I’s consolidated financial position or results of operations actually would have been had the transaction been completed as of the dates noted above, and does not purport to represent CB&I’s consolidated financial position or results of operations for future periods. See footnote 2 for further discussion of the pro forma adjustments.

2. PRO FORMA ADJUSTMENTS
Adjustments included in the column labeled “Pro Forma Adjustments” in the pro forma condensed consolidated financial statements are as follows:
Pro Forma Adjustments to Condensed Consolidated Balance Sheet
(a) To eliminate the Nuclear Operations related balances (which were reclassified as assets and liabilities held for sale as of September 30, 2015) from the condensed consolidated balance sheet, record a note receivable for the Sales Proceeds ($143,000) and accrue estimated transaction costs ($12,000).
Pro Forma Adjustments to Condensed Consolidated Statements of Operations
(b) To eliminate historical revenue, cost of revenue and selling and administrative expenses related to the Nuclear Operations.
(c) To eliminate intangibles amortization related to intangible assets of the Nuclear Operations which were impaired as of September 30, 2015. (See tickmark (e) below)
(d) To eliminate the goodwill impairment charges ($191,000 and $262,100) resulting from the disposition of the Nuclear Operations.
(e) To eliminate the loss on assets held for sale ($628,280) and intangible assets impairment ($79,100) resulting from the disposition of the Nuclear Operations.
(f) To tax effect the pro forma adjustments utilizing the historical statutory rates in effect for the periods presented (reflecting the non-deductibility of the goodwill impairment charge adjustment).
(g) To include the impact of dilutive shares for pro forma diluted weighted average shares outstanding. The historical diluted weighted average shares are equivalent to basic weighted average shares due to the net loss for the period.